                                                                   EXHIBIT 10(e)













                      SEVERANCE PAY PLAN FOR KEY EMPLOYEES

                                       OF

                         THE ELDER-BEERMAN STORES CORP.

                      SEVERANCE PAY PLAN FOR KEY EMPLOYEES
                                       OF
                         THE ELDER-BEERMAN STORES CORP.


                                Table of Contents
                                -----------------


                                                                                                               Page
1.            Purpose............................................................................................ 1

2.            Effective Date..................................................................................... 1

3.            Definitions........................................................................................ 1

4.            Eligibility........................................................................................ 4

5.            Severance Compensation............................................................................. 4

6.            Limitation and Indemnification..................................................................... 5

7.            Mitigation; Offset................................................................................. 5

8.            Timing of Severance Pay, Etc....................................................................... 6

9.            Confidentiality; Confidential Information.......................................................... 6

10.           Release............................................................................................ 7

11.           Legal Fees and Expenses............................................................................ 7

12.           Employment Rights.................................................................................. 7

13.           Withholding Taxes.................................................................................. 7

14.           Successors and Binding Effect...................................................................... 7

15.           Governing Law...................................................................................... 8

16.           Severability....................................................................................... 8

17.           Captions........................................................................................... 8


                                                                                                               Page
18.           Construction....................................................................................... 8

19.           Administration of the Plan......................................................................... 9

20.           Amendment and Termination......................................................................... 10

                      SEVERANCE PAY PLAN FOR KEY EMPLOYEES
                                       OF
                         THE ELDER-BEERMAN STORES CORP.



       1. PURPOSE. This Severance Pay Plan for Key Employees of The Elder-Beerman Stores Corp. (the "Plan") is designed to assure fair treatment of Key Employees (as defined below) in the event of a Change of Ownership (as defined below). In such circumstances, it would permit Key Employees to make critical career decisions in an atmosphere free of time pressure and financial uncertainty, increasing their willingness to remain with The Elder-Beerman Stores Corp. (the "Corporation") notwithstanding the outcome of a possible Change of Ownership.

       2. EFFECTIVE DATE. The Plan will be effective as of the effective date of the Corporation's plan of reorganization (the "Effective Date").

       3. DEFINITIONS. Where the following words and phrases appear in the Plan, they have the respective meanings set forth below, unless their context clearly indicates otherwise:

              (a) BASE SALARY: With respect to each Key Employee, the annual base compensation of such Key Employee at the rate in effect immediately prior to the Change of Ownership or at such higher rate as may be in effect immediately prior to the Key Employee's termination of employment.

              (b) BOARD: The board of directors of the Corporation.

              (c) CAUSE: Any one of the following:

                     (i) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Key Employee's duties or in the course of his employment with the Company involving material harm to the Company;

                    (ii) intentional wrongful damage to material assets of the Company;

                   (iii) intentional wrongful engagement in any activity that would constitute a material breach of any Company policy regarding confidentiality or competition with the Company; or

                    (iv) physical or mental disability that causes the Key Employee to fail to perform his duties for a continuous period of 12 months.

               No act or omission by the Key Employee will be deemed "intentional" if it was due to negligence and will be deemed "intentional" only if done, or omitted to be done, by the Key Employee not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interests of the Company. Failure to meet performance standards or objectives established by the Company will not constitute "Cause" for purposes hereof.

              (d) CHANGE OF OWNERSHIP: Any one of the following events:

                     (i) the sale to any purchaser unaffiliated with the Corporation of all or substantially all of the assets of the Corporation;

                     (ii) the sale, distribution, or accumulation of more than 50% of the outstanding voting stock of the Corporation to/by any acquiror or group of affiliated acquirors that are unaffiliated with the Corporation;

                    (iii) individuals who, on the completion of the Corporation's chapter 11 reorganization under the Bankruptcy Code, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such completion whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Corporation initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

                    (iv) the merger or consolidation of the Corporation with another entity (as such term is defined in section 101(16) of the Bankruptcy Code) (an "Entity") unaffiliated with the Corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then outstanding securities of such Entity are held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the then outstanding securities of the Corporation entitled to vote generally in the election of directors.

              In no event may "Change of Ownership" be construed to include any change of control of the Corporation or any Subsidiary that occurs solely as a result of any exchange or distribution of equity securities of the Corporation or any Subsidiary upon consummation of a plan of reorganization for the Corporation or any Subsidiary in its chapter 11 case.

              (e) CODE: The Internal Revenue Code of 1986, as amended.

              (f) COMMITTEE: The Committee described in Section 19.

              (g) COMPANY: The Corporation and its Subsidiaries.

              (h)    GOOD REASON:  Any one of the following:

                     (i) the assignment to the Key Employee of any duties materially inconsistent with the Key Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and that is remedied by the Company within 10 days after receipt of written notice thereof given by the Key Employee, provided that repeated instances of such action will be evidence of the bad faith of the Company;

                     (ii) a reduction in the Key Employee's Base Salary of at least 10%; or

                    (iii) except with respect to Regional Directors of Stores or Store Managers, the relocation of the Key Employee's principal work location to a location more than 50 miles away from the Key Employee's current principal work location.

              (i) INCENTIVE PAY: An amount equal to the Key Employee's target bonus amount under the Corporation's Annual Incentive Award program for the year in which the Key Employee's termination of employment occurs or, if greater, for the year in which a Change of Ownership occurs.

              (j) KEY EMPLOYEE: Any employee of the Corporation who holds the title of Senior Vice President, Vice President or any other employee of the Company who is designated for participation in the Plan by the Board. Notwithstanding the foregoing, employees who would otherwise be Key Employees will not be Key Employees for purposes of the Plan if they have entered into an employment agreement, severance agreement or similar arrangement with the Corporation (other than a Termination Agreement) providing for the payment of severance compensation in specified circumstances following a Change of Ownership.

              (k) SEVERANCE PAY: The amount payable as set forth in Section 5(a) of the Plan.

              (l) SUBSIDIARY: A corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation.

              (m) VOTING STOCK: Securities entitled to vote generally in the election of directors.

       4.     ELIGIBILITY.

              (a) Subject to the limitations described below, the Plan applies to Key Employees who are employed on the date that a Change of Ownership occurs.

              (b) A Key Employee will be eligible for Severance Pay and other benefits provided pursuant to Section 5 ("Severance Compensation") and other benefits under the Plan if:

                     (i) following a Change of Ownership and before the 18-month anniversary of the Change of Ownership:

                            (A) the Key Employee's employment with the Company
              is terminated by the Company other than for Cause; or

                            (B) the Key Employee voluntarily terminates his
              employment with the Company for Good Reason; or

                     (ii) the Key Employee's employment with the Company is
              terminated not more than 90 days prior to a Change of Ownership and termination occurs following the commencement of any discussion with any third party that ultimately results in a Change of Ownership.

       5.     SEVERANCE COMPENSATION.

              (a)    SEVERANCE PAY:

                     (i) Each Key Employee who is a Senior Vice President, Vice President or is otherwise designated by the Board to receive Severance Pay at the same multiple as a Senior Vice President or Vice President and who is terminated in accordance with Section 4(b) will, within 5 business days after such termination, receive Severance Pay from the Company in a lump sum payment (the "Severance Payment") in an amount equal to the sum of 1 and 1/2 times the Key Employee's Base Salary plus his Incentive Pay.

                     (ii) Each Key Employee who is not described in Paragraph
       (i) of this Subsection and who is terminated in accordance with Section 4(b) will, within 5 business days after such termination, receive Severance Pay from the Company in a lump sum payment (the "Severance Payment") in an amount equal to the Key Employee's Base Salary plus his Incentive Pay.

              (b) HEALTH AND LIFE BENEFITS: Each Key Employee who is terminated in accordance with Section 4(b) may continue, for himself and his eligible dependents, health and life insurance benefits for the one year period immediately following his termination of employment. During any period of continued coverage pursuant to this Subsection, the Key Employee will be required to pay the same cost of coverage, co-pays, deductibles and other similar payments paid by active employees of the Company having elected the same type of coverage. The Key Employee will cease to be eligible for continued health and life insurance benefits provided by the Company if he (i) waives such coverage, (ii) fails to pay any amount required for such coverage or
(iii) becomes eligible for other group health coverage. Following such one year period, the Key Employee will be eligible to elect to continue, for himself and his eligible dependents, health benefits in accordance with the provisions of
Section 4980B of the Code.

              (c) OUTPLACEMENT COUNSELING. Each Key Employee who is terminated in accordance with Section 4(b) will be reimbursed by the Company for reasonable expenses incurred for outplacement counseling (i) which are pre-approved by the Corporation's Senior Vice President-Human Resources, (ii) which do not exceed 15% of the Key Employee's Base Salary and (iii) which are incurred by the Key Employee within 6 months following such termination.

              (d) CALCULATION. The calculation of all payments of compensation and other benefits to be provided to each affected Key Employee under the Plan will be made by the Board.

       6.     LIMITATION AND INDEMNIFICATION.

              (a) Notwithstanding anything in the Plan to the contrary, the Company will not be obligated to pay to any Key Employee any amount of money, or provide the Key Employee with any benefits, which are in excess of the then maximum amount which the Company can deduct for federal income tax purposes.

              (b) Without limiting the generality of Subsection (a) of this Section, if any Key Employee is a "disqualified individual", as defined in
Section 280G(c) of the Code, the present value of payments under the Plan made to the Key Employee will not in the aggregate be greater than the excess, if any, of (i) 299% of the Key Employee's "base amount", as determined under
Section 280G of the Code, over (ii) the aggregate present value of all payments in the nature of compensation (other than the payments under the Plan) to or for the Key Employee's benefit that are considered "contingent on a change" in ownership or control of the Corporation as determined under Section 280G(b)(2) of the Code. If the application of the preceding sentence should require a reduction in benefits, such reduction will be implemented first, by reducing any non-cash benefits to the extent necessary, and second, by reducing any cash benefits to the extent necessary. In each case, the reductions will be made starting with the latest payment or benefit. In no event, however, will any benefit be reduced to the extent such benefit is specifically excluded by
Section 280G(b) of the Code as a "parachute payment" or as an "excess parachute payment". Any decisions regarding the requirement or implementation of such reductions will be made by tax counsel selected by the Corporation's independent accountants and acceptable to the Key Employee.

       7. MITIGATION; OFFSET. A Key Employee is not required to mitigate the amount of any payment or benefit provided for in the Plan by seeking other employment or otherwise. However, any amounts payable pursuant to the Plan shall reduce any amount payable by Employer to or with respect to Executive pursuant to any other severance pay or other similar plan or arrangement of the Company including, without limitation, the Company's Master Severance Plan for Key Employees or any Termination Agreement between the Corporation and any Key Employee.

       8. TIMING OF SEVERANCE PAY, ETC. Severance Pay is not included as earnings for the purpose of calculating contributions or benefits under any employee benefit plan of the Company. Severance Pay will not be made from any benefit plan funds, and will constitute an unfunded, unsecured obligation of the Company. Severance Pay will be paid in a lump sum on the date of termination or promptly thereafter. Severance Pay will be net of any income, excise or employment taxes which are required to be withheld from such payment.

       9. CONFIDENTIALITY; CONFIDENTIAL INFORMATION. Payment of Severance Compensation to a Key Employee is conditioned upon the Key Employee agreeing in writing with the Corporation that:

              (a) The Key Employee will keep in strict confidence, and will not, directly or indirectly disclose, furnish, disseminate, make available or use any trade secrets or confidential business and technical information of the Company or its customers, vendors or property owners or managers, without limitation as to when or how the Key Employee may have acquired such information. Such confidential information will include, without limitation, the Company's unique selling methods and trade techniques; management, training, marketing and selling manuals; promotional materials; training courses and other training and instructional materials; any personnel information; material nonpublic financial information; any corporate organizational information; lease terms; vendor, owner, manager and product information; customer lists; other customer information; and other trade information. The Key Employee specifically acknowledges that all such confidential information including, without limitation, customer lists, other customer information and other trade information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of the Key Employee and whether compiled by the Company and/or the Key Employee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company to maintain the secrecy of such information, that such information is the sole property of the Company and that any retention and use of such information by the Key Employee after the termination of his employment will constitute a misappropriation of the Company's trade secrets.

              (b) The Key Employee agrees that, upon termination of the Key Employee's employment with the Company for any reason, the Key Employee will return to the Company, in good condition, all property of the Company, including without limitation, the originals and all copies of all management, training, marketing and selling manuals; promotional materials; other training and instructional materials; any personnel information; any corporate organizational information; financial information; vendor, owner, manager and product information; customer lists; other customer information; and all other selling, service and trade information and equipment. If such items are not returned, the Company will have the right to charge the Key

Employee for all reasonable damages, costs, attorneys' fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

              (c) The Key Employee further acknowledges and agrees that his obligation of confidentiality survives until and unless such Confidential Information of the Company becomes, through no fault of the Key Employee, generally known to the public or the Key Employee is required by law (after providing the Company with notice and opportunity to contest such requirement) to make disclosure. The Key Employee's obligations under this Section are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Key Employee may have to the Company under general legal or equitable principles or statutes.

       10. RELEASE. Payment of the Severance Compensation and other benefits to a Key Employee is conditioned upon the Key Employee executing and delivering a release satisfactory to the Corporation releasing the Company from any and all claims, demands, damages, actions and/or causes of action whatsoever, which he may have had on account of the termination of his employment, including, but not limited to claims of discrimination, including on the basis of sex, race, age, national origin, religion, or handicapped status (with all applicable periods during which the Key Employee may revoke the release or any provision thereof having expired), and any and all claims, demands and causes of action for retirement (other than under the retirement plans maintained by the Company that are qualified under Section 401(a) of the Code or under any "welfare benefit plan" of the Company (as the term "welfare benefit plan" is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended)), severance or other termination pay. Such release will not, however, apply to the ongoing obligations of the Company arising under the Plan, or rights of indemnification the Key Employee may have under the Company's policies or by contract or by statute.

       11. LEGAL FEES AND EXPENSES. In the event the Key Employee prevails, in whole or in part, in connection with a claim adjudicated pursuant to Section 19(e)(iii), the Company will pay and be solely financially responsible for any and all reasonable attorneys' and related fees and expenses incurred by the Key Employee in connection with such claim.

       12. EMPLOYMENT RIGHTS. Nothing expressed or implied in the Plan creates any right or duty on the part of the Company or the Key Employee to have the Key Employee remain in the employment of the Company at any time prior to a Change of Ownership.

       13. WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under the Plan all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

       14.    SUCCESSORS AND BINDING EFFECT.

              (a) The Company will require any successor (including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the

Company whether by purchase, merger, consolidation, reorganization or otherwise, and such successor will thereafter be deemed the Company for the purposes of the
Plan) to assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan will be binding upon and inure to the benefit of the Company and any successor to the Company, but is not otherwise assignable, transferable or delegable by the Company.

              (b) The rights under the Plan will inure to the benefit of and be enforceable by the Key Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

              (c) The rights under the Plan are personal in nature and neither the Company nor any Key Employee will, without the consent of the other, assign, transfer or delegate the Plan or any rights or obligations hereunder except as expressly provided in this Section. Without limiting the generality of the foregoing, a Key Employee's right to receive payments hereunder is not assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Subsection, the Company has no liability to pay any amount so attempted to be assigned, transferred or delegated.

              (d) The obligation of the Company to make payments and/or provide benefits hereunder represents an unsecured obligation of the Company.

              (e) The Corporation and each Key Employee recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Corporation and each Key Employee hereby agree and consent that the other will be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of obligations under the Plan.

       15. GOVERNING LAW. The validity, interpretation, construction and performance of the Plan will be construed and governed in accordance with the laws of the State of Ohio, without giving effect to the principals of conflict of laws of such State.

       16. SEVERABILITY. In the event that one or more provisions of the Plan is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions of the Plan will continue to be valid and fully enforceable.

       17. CAPTIONS. The captions in the Plan are for convenience of reference only and do not define, limit or describe the scope or intent of the Plan or any part hereof and are not to be considered in any construction hereof.

       18. CONSTRUCTION. The masculine gender, where appearing in the Plan, is deemed to include the feminine gender and the singular is deemed to include the plural, unless the context clearly indicates to the contrary.

       19. ADMINISTRATION OF THE PLAN.

              (a) IN GENERAL: The Plan will be administered by the Board, which is the named fiduciary under the Plan. The Board may from time to time delegate all or any part of its authority under the Plan to a committee of the Board (or subcommittee thereof). A majority of the committee (or subcommittee thereof) will constitute a quorum, and the action of the members of the committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee thereof). To the extent of any such delegation, references in the Plan to the Board (other than in Section 20) are deemed to be references to any such committee or subcommittee.

              (b) INTERPRETATION: Except as otherwise provided in Paragraph
(iii) of Subsection (e) of this Section, the Board has the sole and absolute discretion to interpret where necessary all provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities, in the language of the Plan), to determine the rights and status under the Plan of Key Employees or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable hereunder and the persons entitled thereto as may be necessary for the purposes of the Plan. Without limiting the generality of the forgoing, the Board is hereby granted the authority (i) to determine whether a particular employee is a "Key Employee" under the Plan and (ii) to determine whether a particular Key Employee is eligible for Severance Compensation and other benefits under the Plan.

              (c) DELEGATION OF DUTIES: The Board may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Compensation, to a named administrator or administrators.

              (d) REGULATIONS: The Board will promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the terms and conditions of the Plan; provided, however, that no rule, regulation or interpretation may be contrary to the provisions of the Plan.

              (e) CLAIMS PROCEDURE: (i) The Board will determine the rights of any employee of the Company to any Severance Compensation or other benefits hereunder. Any employee or former employee of the Company who believes that he is entitled to receive Severance Compensation or any other benefit under the Plan, including other than that initially determined by the Board, may file a claim in writing with the Corporation's Senior Vice President-Human Resources. The Board will, no later than 90 days after the receipt of a claim, either allow or deny the claim by written notice to the claimant. If a claimant does not receive written notice of the

Board's decision on his claim within such 90-day period, the claim is deemed to have been denied in full.

              A denial of a claim by the Board, wholly or partially, will be written in a manner calculated to be understood by the claimant and will include:

                            (A)   the specific reason or reasons for the denial;

                            (B) specific reference to pertinent Plan provisions
              on which the denial is based;

                            (C) a description of any additional material or
              information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                            (D) an explanation of the claim review procedure.

                      (ii) A claimant whose claim is denied (or his duly authorized representative) may, within 30 days after receipt of denial of his claim, request a review of such denial by the Board by filing with the Secretary of the Corporation a written request for review of his claim. If the claimant does not file a request for review within such 30-day period, the claimant will be deemed to have acquiesced in the original decision of the Board on his claim. If a written request for review is so filed within such 30-day period, the Board will conduct a full and fair review of such claim. During such full review, the claimant will be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing. The Board will notify the claimant of its decision on review within 60 days after receipt of a request for review. Notice of the decision on review will be in writing. If the decision on review is not furnished to the claimant within such 60-day period, the claim will be deemed to have been denied on review.

                     (iii) A claimant whose claim review pursuant to Paragraph
       (ii) of this Subsection is denied (or his duly authorized representative) may, within 30 days after receipt of denial of his claim, submit his claim to arbitration before an experienced employment arbitrator licensed to practice law. In connection with such arbitration, such arbitrator shall have the authorities granted to the Board by Subsection (b) of this Section.

              (e) REVOCABILITY OF ACTION: Any action taken by the Board with respect to the rights or benefits under the Plan of any employee will be revocable by the Board as to payments or distributions not yet made to such person, and acceptance of Severance Compensation or any other benefit under the Plan constitutes acceptance of and agreement to the Board making any appropriate adjustments in future payments or distributions to such person to offset any excess or underpayment previously made to him.

       20. AMENDMENT AND TERMINATION. The Corporation reserves the right, except as hereinafter provided, at any time and from time to time, to amend, modify change or terminate the Plan; provided, however, that after the occurrence of a Change of Ownership any such amendment, modification, change or termination that adversely effects the rights of any Key Employee under the Plan may not be made without the written consent of any such Key Employee.

              IN WITNESS WHEREOF, The Elder-Beerman Stores Corp. has caused the Plan to be executed this ___ day of ______________, 1997.


ATTEST:                                 THE ELDER-BEERMAN STORES CORP.


                                         By:
------------------------                    -----------------------------------
                                         Title:
                                               --------------------------------